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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 31, 2005
                                                           ------------

                               Toll Brothers, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     001-09186                 23-2416878
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(State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)              File Number)          Identification No.)

          250 Gibraltar Road, Horsham, PA                       19044
      ---------------------------------------                ----------
      Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (215) 938-8000
                                                           --------------

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
           OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

         On May 31, 2005, Toll Corp. ("Toll Corp."), a wholly owned subsidiary of Toll Brothers, Inc. (the "Company"), provided irrevocable notice to J.P. Morgan Trust Company, National Association., as successor trustee to Bank One Trust Company, N.A. (the "Trustee"), that Toll Corp. will redeem all of its outstanding Toll Corp. 8% Senior Subordinated Notes due 2009 Guaranteed on a Senior Subordinated Basis by Toll Brothers, Inc. (the "Notes"), in accordance with the terms of the Indenture, dated January 26, 1999, between Toll Corp., the Company and the Trustee (the "Indenture"). The redemption date will be June 30, 2005. Under the terms of the Indenture, the redemption price will be 102.667% of the principal amount of the Notes outstanding plus accrued and unpaid interest as of the redemption date. As of May 31, 2005, $100 million in principal amount of the Notes was outstanding, which will result in a redemption price to be paid by Toll Corp. on June 30, 2005 of $102.67 million, plus accrued and unpaid interest at that date. On June 3, 2005, the Company also repaid all of its $222.5 million First Huntingdon Finance Corp. bank term loan facility, due 2005, at 100.0% of principal amount plus accrued interest. The redemption of the Notes and repayment of the bank term loan facility are expected to result in an after-tax charge in the Company's third quarter of fiscal 2005 of approximately $0.03 per share (diluted). The charge represents, cumulatively, the call premium, loan termination charge, and the write-off of unamortized debt issuance costs associated with the Notes and the bank term loan facility.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TOLL BROTHERS, INC.

Dated: June 6, 2005                           By: Joseph R. Sicree
                                                  --------------------------
                                                  Joseph R. Sicree
                                                  Vice President, Chief
                                                    Accounting Officer